EXHIBIT 6(l)               Promissory Note


US$25,000.00                                                            NOTE #01
                                  FORM OF NOTE

                SEVEN PERCENT (7%) CONVERTIBLE SUBORDINATED NOTE
                            DATED __________ __, 2001


THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"), PURSUANT TO REGISTRATION STATEMENT NO. 333-66690 ON FILE WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.


         THIS NOTE (this "Note") is one of the duly authorized issue of Convertible Subordinated Notes of UPSIDE DEVELOPMENT, INC., a Delaware corporation (the "Company"), in an aggregate principal amount of up to US$1,000,000.00 (collectively, the "Notes"). This Note is offered, issued and sold in part pursuant to and in accordance with the exemption from securities registration afforded by Regulation D promulgated under the Securities Act of 1933, as amended. The Common Stock (defined below) underlying this Note has been registered pursuant to an SB-2 Registration Statement, Registration No. 333-66690, filed in final form on , which was declared effective by the United States Securities and Exchange Commission (the "SEC") on ___________, 200_ (the "Registration Statement").

         FOR VALUE RECEIVED, the Company promises to pay to Augustine Associates, L.L.C., or the permitted registered holder hereof (the "Holder"), the principal sum of US$25,000 (Twenty Five Thousand United States Dollars) (the "Initial Principal Amount") or such lesser principal amount following the conversion or conversions of this Note in accordance with Paragraph 4 (the "Outstanding Principal Amount") on the first anniversary of this Note (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount from time to time, semiannually in arrears on the first business day of December and June (the "Interest Payment Dates"), at the rate of seven percent (7%) per annum occurring from the date of issuance.

         Accrual of interest shall commence on the first day to occur after the date hereof until repayment in full of the principal sum has been made or duly provided for. Accrued and unpaid interest shall bear interest at the same rate until paid. The interest so payable will be paid in shares ("Interest Shares") of the Company's common stock, $.001 par value per share ("Common Stock") at the then applicable conversion price (computed as described in paragraph 4 below) on the Interest Payment Dates to the Holder on the tenth day prior to the Interest Payment Date. The principal of this Note is payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time.

         The Company will pay the principal of this Note on the due date, free of any withholding or deduction of any kind (subject to the provisions of paragraph 2 below), to the Holder as of the due date and addressed to the Holder at the address appearing on the Note Register.

         The forwarding of such check and/or Interest Shares shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check and/or Interest Shares.

         This Note is subject to the following additional provisions:

         1. These Notes are originally issuable in amounts of not less than US$25,000.00.

         2. All payments on account of the principal of this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, cost, and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called "US Taxes").

         3. If at any time there occurs a transaction in which in excess of 50% of the Company's voting power is transferred (excluding any public or private offering of Company equity securities) on any consolidation or merger of the Company into any other or other entity or person (whether of not the Company is the surviving Corporation), or any other corporate reorganization or transaction or series of related transactions, the Holder of this Note then outstanding may participate in any such transaction as a class with common stockholders on the same basis as if this Note had been converted one day prior to the effective date of such transaction; provided, however, that at the option of the Holder of this Note, such Holder may treat the effective date of any transaction that occurs prior to September __, 2002, as a redemption date and shall be entitled to have the Company redeem this Note at a price equal to 120% of the Outstanding Principal Amount of this Note. The Holder shall be entitled to make such election at any time up to ten (10) day prior to the effective date of the transaction. The Company shall not effect any stock split, subdivision or combination with an effective date within three (3) trading days preceding the effective date of a merger or consolidation. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional Common Stock, within an effective date within three (3) trading days prior to the effective date of a merger or consolidation.

         Notwithstanding the transfer of 50% of the Company's voting power, the Company shall have the unequivocal right to redeem this Note at any time prior to the Maturity Date at a price equal to 120% of the Outstanding Principal Amount of this Note, provided that the Company shall give to the Holder five (5) days written notice of its intention to do so and the Holder has not faxed a Notice of Conversion with respect to the Note (or portion thereof) sought to be redeemed. Upon notice of its right and intention to redeem the Note, the Company shall immediately (but in any event within three (3) business days) transfer the full redemption price to the Holder. Notwithstanding anything herein to the contrary, the Company may not redeem any portion of this Note with respect to which the Holder has delivered a Notice of Conversion (via facsimile or otherwise) to the Company prior to the Holder's receipt of a redemption notice. The date of facsimile delivery of the Notice of Conversion to the Company as herein provided shall be referred to herein as the "Conversion Date."

         4. The Holder of this Note is entitled, at its option, at any time after the date of this Note, to convert all or any lesser portion of the Initial Principal Amount into Common Stock at a conversion price (the "Conversion
Price") for each share of Common Stock equal to ninety percent (90%) (the "Applicable Discount Rate") of the lowest of the closing bid prices for the Common Stock for the five (5) trading days immediately prior to the Conversion Date. In the event of any stock split, dividend, combination or similar event occurring after a Conversion Date and prior to the issuance of the respective stock certificates, the Conversion Price will be subject to appropriate adjustment. For purpose of this section, the closing bid price of the Common Stock shall be the closing bid price as reported by the Nasdaq Stock Market, or the closing bid price in the over-the-counter market or, if the Common Stock is listed on another stock market or exchange, the closing bid price on such exchange as reported in the Wall Street Journal. Conversion of this Note into Common Stock shall be effectuated by surrendering the Note to be converted to the Company, with the form of conversion notice attached to the Note as Exhibit I, executed by the Holder of the Note evidencing such Holder's intention to convert the Note. Interest accrued or accruing from the date of issuance to the Conversion Date (but not previously paid in cash or Interest Shares) on the amounts so converted shall be paid in Interest Shares, calculated at the same Conversion Price (as determined above) as would apply on the Conversion Date for the principal amount being converted but using the discount percentage applicable as of such date and shall constitute payment in full of any such interest on the same terms as would otherwise apply to the conversion of the principal amount hereof.

         Notwithstanding  anything  herein to the contrary,  if at any time this
Note is outstanding the Registration Statement (as defined in the Note Purchase Agreement) is not effective, then with respect to any portion of the Note not previously converted into Common Stock, the Applicable Discount Rate shall decrease by two percent (2%) for each thirty (30) day period (pro-rated for partial periods and rounded to the nearest half-month) beginning on the date the Registration Statement becomes no longer effective and ending on the date the Registration Statement (or a new registration statement registering all of the Common Stock into which this Note is convertible) is declared effective by the SEC. As an example, and not by way of limitation, if the Registration Statement is declared effective by the SEC thirty days after its effectiveness was suspended, then the Applicable Discount Rate will be equal to eighty eight percent (88%) [10% less {2% X 1 month}].

         No fractional shares or scrip representing fractions of shares of Common Stock will be issued on conversion, but the number of shares of Common Stock issuable shall be rounded to the nearest whole share. The date on which a Notice of Conversion is given shall be deemed to be the date on which the Holder notifies the Company of its intention to so convert by delivery, by facsimile transmission or otherwise, of a copy of the Notice of Conversion. Notice of Conversion may be given by facsimile to the Company at 262.334.4502, attn: Mr. Michael Porter, Chief Executive Officer, or, if by physical delivery of the Notice of Conversion to the Company, at the address for the Company contained in the Note Purchase Agreement. At the Maturity Date, any unconverted principal amount and accrued interest thereon shall at the Maturity Date be paid, at the option of the Company, in either (a) cash or (b) Common Stock valued at a price equal to the Conversion Price determined as if the Note was converted in accordance with its terms into Common Stock on the Maturity Date. Upon conversion of all of the outstanding principal amount of this Note, the Holder shall submit this original Note to the Company for cancellation.

         Upon the delivery by the Holder of a Notice of Conversion in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder, the Company shall issue and, within five (5) business days after actual delivery to the Company of the Notice of Conversion (the "Deadline"), deliver to or upon the order of the Holder one or more certificates (the "Certificates"), with no restrictive legends of any kind, representing that number of shares of Common Stock into which the portion of the Note converted is convertible, as shall be determined in accordance herewith.

         Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Certificates (without restrictive legend of any kind or stop transfer order affecting the Common Stock represented by the Certificates) issuable upon conversion of this Note is more than one (1) day after the Deadline, the Company shall pay to the Holder $100 per each $10,000 in principal amount per day in cash, for the first day beyond the deadline and $100 per each $10,000 in principal amount per day for each day thereafter that the Company fails to deliver the Certificates. Such cash amount shall be paid to the Holder upon Holder's written demand therefor. In addition, and again without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if the Shares issuable upon conversion of this Note are delivered more than one (1) day after the Deadline, the Holder shall have the right (but not the obligation) to adjust the Conversion Price, by using the date of the Holder's receipt of the Certificates as the Conversion Date and recalculating the Conversion Price based upon such new Conversion Date. If such recalculation results in the Holder being entitled to more shares of Common Stock than was stated in the applicable Notice of Conversion, then the Company shall deliver additional shares of Common Stock to the Holder, without restrictive legend, registered pursuant to the Registration Statement, within three (3) days after the Holder's written demand therefor delivered to the Company via facsimile. Notwithstanding anything herein to the contrary, the Company shall not be responsible for any delay in delivery of Certificates or Common Stock owed to the Holder upon conversion of this Note, so long as the delay is solely the responsibility of the Escrow Agent (as defined in the Note Purchase Agreement under which this Note was issued and sold).

         The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal amount of the Note to be converted at such time, plus the dollar amount of all interest that has accrued on that portion of the Note then being converted but which has not previously been paid, by the Conversion Price in effect on the date the Notice of Conversion is delivered via facsimile to the Company by the Holder. The number of Interest Shares shall be determined utilizing the following equation: [(the principal amount of the Note to be converted, multiplied by a fraction (A) the numerator of which is the number of days elapsed since the date of issuance of this Note and (B) the denominator of is
365) multiplied by .07; the resulting number shall be divided by the Conversion Price then in effect to determine the number of Interest Shares.

         5. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to the payment of the principal of this Note at the time, place and rate, and in the coin or currency herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. This Note ranks equally with or superior to all other Notes now or hereafter issued under the terms set forth herein. In the event of any liquidation, reorganization, winding up or dissolution, repayment of this Note shall not be subordinate in any respect to any other indebtedness of the Company outstanding as of the date of this Note or hereafter incurred by the Company.

         Such non-subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts; and any warrants, options or other securities convertible into stock of the Company shall rank pari passu with the
Note in all respects, so long as issued prior to the date hereof.

         6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         7. If the Company at any time or from time to time after the date of this Note makes a dividend or other distribution to holders of Common Stock payable in securities of the Company other than the Interest Shares, then in each such event provision shall be made so that the Holder shall receive upon conversion of this Note pursuant to Paragraph 4 hereof, in addition to the number of Interest Shares receivable thereupon, the amount of such other securities of the Company to which the Holder on the relevant record of payment date, as applicable, of the number of Interest Shares so receivable upon conversion would have been entitled, plus any dividends or other distributions would have been received with respect to such securities had the Holder thereafter, during the period from the date of such event to and including the Conversion Date retained such securities, subject to all other adjustments called for during such period under this Note with respect to the rights of the Holder.

         8. If at any time or from time to time after the date of this Note, the Common Stock issuable upon the conversion of the Note is changed into the same or different numbers of shares of any class or classes of stock, whether by recapitalization or otherwise (other than subdivision or combination of shares of Common Stock or stock dividend or reorganization provided for elsewhere in this Note or a merger or consolidation, provided for in Paragraph 3), then in each such event the Holder shall have the right thereafter to convert the Note into the kind of security receivable in such recapitalization, reclassification or other change by holders of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

         9. If at any time or from time to time after the date of this Note there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Note) then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter to be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property to which a holder of the number of Shares deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of the Holder after the reorganization to the end that the provisions of this Note shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described transaction.

         10. If one or more of the "Events of Default" as described in Paragraph 11 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under, or enforcing any terms of, this Note.

         11. If more than one of the following described "Events of Default" shall occur:

         (a) The Company shall default in the timely payment of principal or interest; or

         (b) Any of the representations or warranties made by the Company herein or in the Note Purchase Agreement between the Company and Holder with respect to this Note, or in any certificate or financial or other document heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note, shall be false or misleading any material respect at the time made; or

         (c) The Company shall fail to perform or observe any other covenant, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure (except that no cure period other than that described in Paragraph 4 above shall be had for any violation or breach of Paragraph 4 by the Company); or

         (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

         (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

         (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

         (g) Any money judgment, writ or warrant of attachment, lien or similar process in excess of Three Hundred Thousand Dollars (US$300,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unsatisfied, unvacated, unbounded or unstayed for a period of thirty (30) days (unless such order provided for delayed payment) or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

         (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

         (i) The Company shall have its common stock delisted from an exchange of the Nasdaq Stock Market (including without limitation the OTC Bulletin Board Market);

         Then, or at any time thereafter, and in each and in every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), the Holder may consider this Note immediately due or payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately demand without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Note shall be redeemed by the Company at a redemption price per Note equal to 120% of the Outstanding Principal Amount due hereunder.

         12. If at any time on or after the date hereof and prior to conversion of all of this Note into Common Stock as described in Paragraph 4 above, trading of the Common Stock is suspended on the principal market or exchange for such shares (including The Nasdaq Stock Market) for a period of five (5) consecutive trading days, other than as a result of the suspension or trading of securities in general, or if the Common Stock at any time becomes ineligible for trading, then, at the Holder's option, the Company shall redeem the Note at a redemption date designated by the Holder, and for the redemption price provided in Paragraph 11.

         13. Notwithstanding anything to the contrary contained herein, each Notice of Conversion shall contain representations to the effect that (I) the Holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act, and (II) the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party.

         14.      (Intentionally omitted.)

         15. The Company covenants that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder or subsequent Holder waives compliance in writing, the Company shall:

         (a) give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in a materially adverse change in its financial condition or operations;

         (b) give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Note Purchase Agreement) on the financial condition of the Company;

         (c) at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of this Note into Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into Common Stock. If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to the Holder upon receipt of a Notice of Conversion or is otherwise unable to issue such shares in accordance with the terms of this Note (a "Conversion Default"), from and after the tenth day following a Conversion Default (which for all purposes shall be deemed to have occurred upon the Company's facsimile receipt of the applicable Conversion Notice), the Holder shall have the right to demand from the Company the immediate redemption of this
Note in cash at a redemption price equal to 120% of the then outstanding Principal Amount; provided, however, that no Redemption Notice may be delivered by the Holder subsequent to the Holder's receipt of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient shares to permit conversion (a "Post-Default Conversion") of the Note; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock in accordance with applicable provision of Paragraph 4 hereof with respect thereto within five (5) business days of delivery of the notice of Post-Default Conversion. In addition to the foregoing, upon the Conversion Default, the rate of interest on the Note shall to the maximum extent permitted by law be increased by two percent (2%) commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default; an additional two percent (2%) commencing on the first day of each second such (30) day periods (or part thereof); and additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Note as to which the Conversion Default has occurred.

         (d) Upon receipt by the Company of evidence from the Holder reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note,

          (i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

          (ii) in the case of mutilation, upon surrender and cancellation of this Note,

then the Company at its expense will execute and deliver to the Holder a new Note, dated the date of the lost, stolen, destroyed or mutilated Note, and evidencing the outstanding and unpaid principal amount of the lost, stolen, destroyed or mutilated Note.

         16. The Holder, by acceptance hereof, acknowledges that this Note is being acquired for investment and that the Holder will not offer, sell or otherwise dispose of this Note or the Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the 1933 Act or any applicable state securities laws.

         17. In the case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that its enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected impaired thereby.

         18. The Note and the Note Purchase Agreement between the Company and the Holder (including all Exhibits thereto) constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         19. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

         Dated:  __________ __, 200_


                                  UPSIDE DEVELOPMENT, INC.


                                  By:____________________________________
                                    Mr. Michael Porter, Chief Executive Officer

                                    EXHIBIT A

                              NOTICE OF CONVERSION

     (To Be Executed by the Registered Holder in Order to Convert the Note)

         The  Undersigned  hereby  irrevocably  elects to convert $ of the Seven
Percent (7%) Convertible Note Due May 15, 2002, No. 01, into shares of Common Stock of Upside Development, Inc. (the "Company"), according to the terms and conditions set forth in the Note, as of the date written below. If securities are to be issued to a person other than the Undersigned, the Undersigned agrees to pay all applicable transfer taxes with respect thereto.

         The Undersigned represents that it, as of this date, is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the 1933 Act.

         The Undersigned also represents that the Conversion Shares are being acquired for the Holder's own account and not as a nominee for any other party. The Undersigned represents and warrants that all offers and sales by the Undersigned of the Conversion Shares shall be made pursuant to either an effective registration statement or an exemption from registration under the 1933 Act. The Undersigned understands that pursuant to the representations of the Company regarding the registration with the SEC of the Common Stock pursuant to the Registration Statement, the shares of Common Stock to be received upon conversion of the Note shall not contain any restrictive legend of any kind.


Conversion Date: *  ________________________

Applicable Conversion Price: __________________________

Holder (Print True Legal Name):  Augustine Associates, L.L.C.



-----------------------------------------------------
(Signature of Duly Authorized Representative of Holder)


Address of Holder:         141 W. Jackson Boulevard, Suite 2182
                           Chicago, Illinois 60604
                           Attn:  Thomas F. Duszynski


     This Notice of Conversion (whether by facsimile or otherwise as permitted in the Note) must be received by the Company by the first business day following the Conversion Date.